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                           DEPLOYMENT AND INSTALLATION

                                SERVICE AGREEMENT


         THIS DEPLOYMENT AND INSTALLATION SERVICE AGREEMENT ("AGREEMENT") IS ENTERED INTO ON MAY 1, 2000 , between Fonecash, Inc.., a Delaware corporation ("Company"), with offices at 90 Park Avenue, Suite 1700, New York, NY 10016, and Fusion Capital, a Delaware corporation ("Provider"), with its principal office located at 600 S North Lake Blvd., Suite 145, Altamonte Springs, Florida 32701.

                                   BACKGROUND:

         A. Company supplies a Point-of-Sale ("POS") terminal and telephone communications services between its POS locations and its servers for the purpose of payment processing, and

         B. Provider desires to supply deployment and installation services ("Services"), upon the terms and conditions set forth in this Agreement, to Company.

                                   AGREEMENT:


         NOW, THEREFORE, Intending to be legally bound, the parties agree as follows:

BUSINESS PROVISIONS:

1. Service Commencement Date. Beginning on or about June 15,2000, Company shall provide 500 of the Company's POS terminals to Provider with the purpose that Provider will supply its work force to deliver, install the Company POS terminals in merchants' location and provide other training services so that the merchant/user will become familiar with the operation of the Company's equipment.


2. PERIOD OF SERVICE. This Agreement shall be effective and the parties' obligations shall commence on the above date of execution by the parties and this Agreement shall continue (subject to Company's right to terminate Agreement sooner, as provided in Sections 5 and 6) for a period of SIX (6) MONTHS from such date. Agreement may be automatically renewed on a month-to-month basis after the expiration of the initial term or any subsequent term . If either party desires to cancel this Agreement upon the expiration of the initial term or subsequent term, it shall give the other party written notice of its intent to cancel at least thirty (30) days prior to the expiration of the current term. This Agreement shall continue and remain in full force and effect until canceled by either party subject to notice as provided herein.

GENERAL PROVISIONS.

3. INVOICE.

         (a) Provider shall submit an invoice based upon the deployment and installation and training for 500 units of the Company's POS terminals to various merchant locations in the Continental United States for a fixed price which includes all of the services requested by the Company.

         (b) The Company agrees to pay the entire amount in one lump sum payment based upon the invoice submitted by the Provider. The Company acknowledges receipt of the Provider's


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invoice for a total amount of $37,000, or $74.00 per unit, inclusive of all the services noted in section (a) above.

4. TAXES. Upon the execution of this Agreement, Provider shall furnish Company with a properly executed Certificate of Exemption for all foreign, federal, state, county and local taxes and fees (if any) and shall be responsible for the collection of all applicable end-user taxes and fees and the remittance of such taxes and fees to the relevant governmental authority.

5. TERMINATION. If Services have not been received by the Due Date described above, or any extension thereof permitted in writing at Company's option, then Company may at Its sole discretion, and with five (5) days prior written notice to Provider, terminate this Agreement. Company reserves the right to collect attorneys' fees and any and all costs incurred by Company for the collection of equipment and any portion of the lump sum payment which is due because of the Company's POS terminals not having been deployed or installed as required by the terms of this Agreement.

6. ADJUSTMENTS. Requests for billing adjustments must be made within sixty (60) days of the invoice date. Any amounts which are determined to be in error will be credited against the next invoice of an approved adjustment. Such request for adjustment shall not be cause for delay in payment of any balance due.

7. NO WARRANTIES. COMPANY MAKES NO WARRANTY, EXPRESS OR IMPLIED, WITH RESPECT TO THE TRANSMISSION SERVICES PROVIDED HEREUNDER AND EXPRESSLY DISCLAIMS ANY WARRANTY OF MERCHANTABILITY, DESCRIPTION OR FITNESS FOR ANY PARTICULAR PURPOSE OR FUNCTION.

8. WAIVER OF LIABILITY. As a material inducement for Provider to provide the Services hereunder at the prices stated, Company agrees that Provider shall in no event be liable for any loss, expense or damage for (i) loss of revenue, profits savings, business or goodwill, and (ii) exemplary, proximate, consequential, or incidental damages and expenses of any type or nature on account of any breach or default hereunder by Provider or on account of the use or nonuse of the Company's equipment.

9. INDEMNITY. Provider shall indemnify and hold harmless Company, its stockholders, officers, directors, employees and agents from any and all loss, cost, damage, expense or liability, including, without limitation, court costs and reasonable attorneys' fees, arising out of, in whole or in part, directly or indirectly, the installation, hook-up, maintenance, service or trouble-shooting of the POS terminals described in this Agreement including any interruption of transmission service to Company, its employees, agents and customers, except when caused by the gross negligence by the Provider or the intentional violations of any applicable law or governmental regulation by Provider.

10. REGULATIONS. This Agreement is made expressly subject to all present and future valid orders and regulations of any regulatory body having jurisdiction over the subject matter hereof and to the laws of the United States of America, any of its states, or any foreign governmental agency having jurisdiction. In the event this Agreement, or any of its provisions, shall be found contrary to or in conflict with any such order, rule, regulation or law, this Agreement shall be deemed modified to the extent necessary to comply with any such order, rule, regulation or law and shall be modified in such a way as Is consistent with the form, intent and purpose of this Agreement.

11. NO AGENCY. Neither party is authorized to act as an agent for, or legal representative of, the other party and neither party shall have the authority to assume or create any obligation on behalf of, In the name of, or binding upon the other party.



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12. FORCE MAJEURE. The parties' obligations under this Agreement are subject to the terms herein, and neither party shall be liable for, delays, failures to perform (except the payment of money by Company), damages, losses or destruction, or malfunction of any equipment or any consequence thereof caused or occasioned by, or due to fire, flood, water, the elements, labor disputes or shortages, utility curtailments, power failures, explosions, civil disturbances, governmental actions, shortages of equipment for supplies, unavailability of transportation, acts or omissions of third parties, or any other cause beyond the party's reasonable control. Company shall not represent that Provider is responsible for the type or quality of Company's telecommunication services to its customers.

13. NO WAIVER. The failure of either party to enforce or insist upon compliance with any of the provisions of this Agreement or the waiver thereof, in any instance, shall not be construed as a general waiver or relinquishment of any other provision of this Agreement.

14. BINDING EFFECT. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, successors and assigns. Neither party shall voluntarily or by operation of law assign, transfer, license, or otherwise transfer all or any part of Its right, duties or other interests in this Agreement or the proceeds thereof (collectively, "Assignment"), without the other party's prior written consent, which consent shall not be unreasonably withheld or delayed. Any attempt to make an Assignment in violation of this provision shall be null and void. Company shall provide written notice to Provider of any material change in ownership of Company. Provider's failure to comply with the assignment provisions, as contained in this paragraph, shall give Company, at its sole discretion, the option to either accept Provider's assignee or terminate this Agreement. No assignment shall release Provider of its obligations hereunder.

15. AMENDMENT. This Agreement may not be amended except by an instrument in writing, executed by the parties. No modification or amendment hereto shall be effected by the acknowledgment or acceptance by either party of any purchaser order, sales acknowledgment or other similar form from the other party.

16. MERGER. This Agreement (including its exhibits) supersedes and merges all prior agreements, promises, understandings, statements, representations, warranties, indemnities and covenants and all inducements to the making of this Agreement relied upon by either party herein, whether written or oral, and embodies the parties' complete and entire agreement with respect to the subject matter hereof. No statement or agreement, oral or written, made before the execution of this Agreement shall vary or modify the written terms hereof in any way whatsoever.

17. INTERPRETATION. The words and phrases used herein shall have the meaning generally understood in the automated payment processing industry. This Agreement shall be construed in accordance with its fair meaning and not for or against either party on account of which party drafted this Agreement.

18 THIRD PARTY BENEFICIARIES/PARTIES IN INTEREST. This Agreement has been made and is made solely for the benefit of the Provider and Purchaser, and their respective successors and permitted assigns. Nothing in this Agreement is intended to confer any rights/remedies under or by reason of this Agreement on any third party.

19. SEVERABILITY. If any term or provision of this Agreement is determined to be illegal, unenforceable, or invalid in whole or in part for any reason, such illegal, unenforceable, or invalid provisions or part(s) thereof shall be stricken from this Agreement and such provision shall not affect the legality, enforceability, or validity of the remainder of this Agreement. If any provision or part thereof of this Agreement is stricken in accordance with the provisions of this section, then the stricken provision shall be replaced, to the extent possible, with a legal, enforceable, and valid provision that is as similar in tenor to the stricken provision as is legally possible.



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20. REPRESENTATION OF AUTHORITY. Each party represents and warrants to the other that the execution and delivery of this Agreement and the performance of such party's obligations hereunder have been duly authorized and that the Agreement is a valid and legal agreement binding on such parties and enforceable in accordance with its terms.

21. FURTHER ASSURANCES. The parties shall at their own cost and expense execute and deliver such further documents and instruments and shall take such other actions as may be reasonably required or appropriate to carry out the intent and purposes of this Agreement.

22. GOVERNING LAW. This Agreement shall be in all respects, governed by and construed and enforced in accordance with the laws of the State of New York, including all matters of construction, validity and performance. Any action to enforce or interpret the terms of this Agreement shall be instituted and maintained in the Superior Court of the County of Manhattan, State of New York. Provider hereby consents to the jurisdiction of such court and waives any objections to such jurisdiction. In any action or proceeding arising out of this Agreement, the party prevailing in such action shall be entitled to recover its reasonable attorneys' fees and costs.

23. COUNTERPARTS. This Agreement may be executed in several counterparts, each of which shall constitute an original, but all of which shall constitute one and the same Instrument.

24. NOTICES. All notices, demands, requests and other communications required or permitted hereunder shall be in writing and shall be deemed to be delivered when actually received, or, if earlier and regardless of whether actually received on the day following the date of mailing, first class mail, duly addressed and with proper postage to the last known place of business of either party. Notices will be delivered as follows:

To Company:  Attn: Technical Service Manager      To Provider:  Attn: Contract Manager
             FoneCash, Inc.                                     Fusion Capital Corp.
             90 Park Avenue,                                    600 S North Lake Blvd.
             Suite 1700                                         Suite 145
             New York, NY 10016                                 Altamonte Springs, FL 32701


         IN WITNESS WHEREOF, the parties have executed this Agreement as of the day and year first written above.


Company: FoneCash, Inc.                 Provider: Fusion Capital Corp


By:  /s/ Daniel E. Charboneau           By: /s/ Reginald L. Clarke
     --------------------------            ------------------------
     Chairman/CEO                          President